AGREEMENT between BLUE CAPITAL ASSOCIATES , INC. ("BLUE CAPITAL ") and CAPITAL ADVISORY PARTNERS, LLC ("CAP")


         WHEREAS BLUE CAPITAL is a development stage company that has no specific business plan and intends to merge, acquire or otherwise combine with an unidentified company (the "Business Combination");

         WHEREAS CAP  assisted in the incorporation of BLUE CAPITAL;

         WHEREAS CAP is a shareholder of BLUE CAPITAL and desires that BLUE CAPITAL locate a suitable target company for a Business Combination;

         WHEREAS BLUE CAPITAL desires that CAP assist it in locating a suitable target company for a Business Combination;

         NOW THEREFORE, it is agreed:

         1.00   ACTIONS BY CAP.  CAP  agrees to assist in:

         1.01 The preparation and filing with the Securities and Exchange Commission of a registration statement on Form 10-SB for the common stock of BLUE CAPITAL;

         1.02 The location and review of potential target companies for a Business Combination and the introduction of potential candidates to BLUE CAPITAL;

         1.03 The preparation and filing with the Securities and Exchange Commission of all required filings under the Securities Exchange Act of 1934 until BLUE CAPITAL enters into a Business Combination;

         2.00 PAYMENT OF CAP EXPENSES. CAP agrees to pay on behalf of BLUE CAPITAL all corporate, organizational and other costs incurred or accrued by BLUE CAPITAL until effectiveness of a Business Combination. CAP understands and agrees that it will not be reimbursed for any payments made by it on behalf of BLUE CAPITAL.

         3.00 INDEPENDENT CONSULTANT. CAP is not now, and shall not be, authorized to enter into any agreements, contracts or understandings on behalf of BLUE CAPITAL and CAP is not, and shall not be deemed to be, an agent of BLUE CAPITAL.

         4.00 USE OF OTHER CONSULTANTS. BLUE CAPITAL understands and agrees that CAP intends to work with consultants, brokers, bankers, or others to assist it in locating business entities suitable for a Business Combination and that CAP may share with such consultants or others, in its sole discretion, all or any portion of its stock in BLUE CAPITAL and may make payments to such consultants from its own resources for their services. BLUE CAPITAL shall have no responsibility for all or any portion of such payments.

         5.00 CAP EXPENSES. CAP will bear its own expenses incurred in regard to its actions under this agreement.

         6.00 ARBITRATION. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the City of New York.

         7.00 COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

         8.00 PRIOR AGREEMENTS. This agreement constitutes the entire agreement between the parties and memorializes the prior oral agreement between the parties and all understandings between the parties pursuant to such oral agreements are recorded herein. The effective date herein is as of the earliest date of the oral agreement between the parties.

         9.00 EFFECTIVE DATE. The effective date of this agreement is as of April 11, 2000.

       IN WITNESS WHEREOF, the parties have approved and executed this agreement.



BLUE CAPITAL ASSOCIATES, INC.

/s/ Patricia A. Meding
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   Patricia A. Meding, President


CAPITAL ADVISORY PARTNERS, LLC

/s/ Patricia A. Meding
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Patricia A. Meding, Managing Member